As filed with the Securities and Exchange Commission on December 17 , 2004

[Registration No.             ]

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OPEN TEXT CORPORATION

(Exact Name of Registrant as specified in its charter)

Ontario, Canada	98-0154400
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

185 Columbia Street West

Waterloo, Ontario

Canada N2L 5Z5

(Address of Principal Executive Offices) (Zip Code)

2004 Stock Option Plan

2004 Employee Stock Purchase Plan

(Full title of the plans)

Open Text, Inc.

100 Tri-State

International Parkway

3rd Floor

Lincolnshire, IL 60069

(Name and address of agent for service)

(847) 267-9330

(Telephone number, including area code, of agent for service)

Copy to:

Stephen A. Hurwitz, Esq.

TESTA, HURWITZ & THIBEAULT, LLP

125 High Street

Boston, Massachusetts 02110

(617) 248-7000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
2004 Stock Option Plan Common Shares, without par value	1,600,000	$16.92(2)	$27,072,000	$3,186.37
2004 Employee Stock Purchase Plan Common Shares, without par value	1,000,000	$16.92(2)	$16,920,000	$1,991.49
TOTAL	2,600,000		$43,992,000	$5,177.86

(1)	In accordance with Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminate number of additional Common Shares as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.

(2)	The price of $16.92 per share, which is the average of the high and low price of the Common Stock of the Registrant as reported on the Nasdaq National Market on December 10, 2004, is set forth solely for purposes of calculating the filing fee pursuant to Rules 457(c) and (h) of the Securities Act and has been used as these shares are without a fixed exercise price.

(3)	Calculated pursuant to Section 6(b) of the Securities Act.

PART I

INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

Item 1.	Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to employees or others as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to employees or others as specified by Rule 428(b)(1) of the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, filed with the Commission on September 13, 2004 (File No. 000-27544);

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed with the Commission on November 9, 2004; the Registrant’s Current Report on Form 8-K dated August 31, 2004, filed with the Commission on August 31, 2004; the Registrant’s Current Report on Form 8-K dated October 5, 2004, filed with the Commission on October 5, 2004; the Registrant’s Current Report on Form 8-K dated October 28, 2004, filed with the Commission on October 28, 2004; the Registrant’s Current Report on Form 8-K dated November 9, 2004, filed with the Commission on November 12, 2004; the Registrant’s Current Report on Form 8-K dated December 6, 2004, filed with the Commission on December 6, 2004; and the Registrant’s Current Report on Form 8-K dated December 15, 2004, filed with the Commission on December 15, 2004 (File No. 000-27544); and

(c)	The description of the Registrant’s Common Shares, without par value, contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on January 16, 1996, including any amendment or report filed for the purpose of updating the description of the Registrant’s Common Shares.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The By-laws of the Registrant provide that, subject to Section 136 of the Business Corporations Act (Ontario) R.S.O. 1990 (the “OBCA”), the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses reasonably incurred by him or her in respect of certain actions or proceedings to which he or she is made a party by reason of his or her office, if he or she met certain specified standards of conduct, and the Registrant shall indemnify any such person in such circumstances as the OBCA or By-laws of the Registrant permit or require.

The Registrant currently maintains directors’ and officers’ liability insurance.

Section 136 of the OBCA provides:

136.(1) Indemnification of directors. A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or body corporate, if,

(a) he or she acted honestly and in good faith with a view to the best interests of the corporation; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. R.S.O. 1990, c. B.16, s. 136 (1).

(2) Idem. A corporation may, with the approval of the court, indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with such action if he or she fulfils the conditions set out in clauses (1) (a) and (b). R.S.O. 1990, c. B.16, s. 136 (2).

(3) Idem. Despite anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the person in connection with the defence of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity,

(a) was substantially successful on the merits in his or her defence of the action or proceeding; and

(b) fulfils the conditions set out in clauses (1) (a) and (b). R.S.O. 1990, c. B.16, s. 136 (3).

(4) Liability insurance. A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by the person,

(a) in his or her capacity as a director or officer of the corporation, except where the liability relates to the person’s failure to act honestly and in good faith with a view to the best interests of the corporation; or

(b) in his or her capacity as a director or officer of another body corporate where the person acts or acted in that capacity at the corporation’s request, except where the liability relates to the person’s failure to act honestly and in good faith with a view to the best interests of the body corporate. R.S.O. 1990, c. B.16, s. 136 (4).

(5) Application to court. A corporation or a person referred to in subsection (1) may apply to the court for an order approving an indemnity under this section and the court may so order and make any further order it thinks fit. R.S.O. 1990, c. B.16, s. 136 (5).

(6) Idem. Upon an application under subsection (5), the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel. R.S.O. 1990, c. B.16, s. 136 (6).

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description of Exhibit

4.1	2004 Stock Option Plan, filed herewith.

4.2	2004 Employee Stock Purchase Plan, filed herewith.

4.3	Shareholder Rights Plan Agreement, dated as of November 1, 2004, by and between the Registrant and Computershare Trust Company of Canada, filed as Exhibit 10.1 to the Corporation’s Current Report on Form 8-K dated November 9, 2004, filed with the Securities and Exchange Commission on November 12, 2004, and incorporated herein by reference.

4.4	Specimen of Rights Certificate (attached as Exhibit A to Exhibit 4.3), and incorporated herein by reference.

4.5	Form of Share Certificate for Common Shares of the Registrant, filed as Exhibit 5 to the Registrant’s Registration Statement on Form 8-A as filed with the Commission on December 10, 2004, and incorporated herein by reference.

4.6	Articles of Amalgamation of the Registrant, filed as Exhibit 3 to the Registrant’s Registration Statement on Form 8-A as filed with the Commission on December 10, 2004, and incorporated herein by reference.

4.7	By-law No. 1, By-law No. 2 and By-law No. 3 of the Registrant filed as Exhibits to the Registrant’s Registration Statement on Form F-1 (Registration Number 33-98858) as filed with the Commission on November 1, 1995 or Amendments 1, 2 or 3 thereto (filed on December 28, 1995, January 22, 1996 and January 23, 1996 respectively), and incorporated herein by reference.

5.1	Opinion of Blake, Cassels & Graydon LLP, filed herewith.

23.1	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, filed herewith.

24.1	Power of Attorney (included as part of the signature page of this Registration Statement).

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form S-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form S-3.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Waterloo, Province of Ontario, Canada, on this 9th day of December, 2004.

OPEN TEXT CORPORATION

By:	/s/ Thomas Jenkins
P. Thomas Jenkins
Chief Executive Officer

OPEN TEXT, INC.
Authorized U.S. Representative

By:	/s/ Sheldon Polansky
Sheldon Polansky
Secretary

Each person who is an officer or director of Open Text, Inc. and whose signature appears on this Registration Statement on Form S-8 shall not be deemed to have conferred upon the agent for service any authority to exercise the powers enumerated under Rule 478 of the Securities Act.

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Open Text Corporation, hereby severally constitute and appoint P. Thomas Jenkins and Alan Hoverd, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Open Text Corporation to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

	SIGNATURE	TITLE	DATE

	/s/ P. Thomas Jenkins P. Thomas Jenkins	Chairman and Chief Executive Officer (Principal Executive Officer)	December 9, 2004

	/s/ Alan Hoverd Alan Hoverd	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 9, 2004

	/s/ John Shackleton John Shackleton	President and Director	December 9, 2004

	/s/ Carol Coghlan Gavin Carol Coghlan Gavin	Director	December 9, 2004

	/s/ Randy Fowlie Randy Fowlie	Director	December 9, 2004

	/s/ Peter Hoult Peter Hoult	Director	December 9, 2004

	/s/ Brian Jackman Brian Jackman	Director	December 9, 2004

	/s/ Ken Olisa Ken Olisa	Director	December 9, 2004

	/s/ Stephen J. Sadler Stephen J. Sadler	Director	December 9, 2004

	/s/ Michael Slaunwhite Michael Slaunwhite	Director	December 9, 2004

	Open Text, Inc.	Authorized United States Representative	December 9, 2004

By:	/s/ Sheldon Polansky Sheldon Polansky
Secretary

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4.1	2004 Stock Option Plan, filed herewith.

4.2	2004 Employee Stock Purchase Plan, filed herewith.

4.3	Shareholder Rights Plan Agreement, dated as of November 1, 2004, by and between the Registrant and Computershare Trust Company of Canada, filed as Exhibit 10.1 to the Corporation’s Current Report on Form 8-K dated November 9, 2004, filed with the Securities and Exchange Commission on November 12, 2004, and incorporated herein by reference.

4.4	Specimen of Rights Certificate (attached as Exhibit A to Exhibit 4.3), and incorporated herein by reference.

4.5	Form of Share Certificate for Common Shares of the Registrant, filed as Exhibit 5 to the Registrant’s Registration Statement on Form 8-A, as filed with the Commission on December 10, 2004, and incorporated herein by reference.

4.6	Articles of Amalgamation of the Registrant, filed as Exhibit 3 to the Registrant’s Registration Statement on Form 8-A, as filed with the Commission on December 10, 2004, and incorporated herein by reference.

4.7	By-law No. 1, By-law No. 2 and By-law No. 3 of the Registrant filed as Exhibits to the Registrant’s Registration Statement on Form F-1 (Registration Number 33-98858) as filed with the Commission on November 1, 1995 or Amendments 1, 2 or 3 thereto (filed on December 28, 1995, January 22, 1996 and January 23, 1996 respectively), and incorporated herein by reference.

5.1	Opinion of Blake, Cassels & Graydon LLP, filed herewith.

23.1	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, filed herewith.

24.1	Power of Attorney (included as part of the signature page of this Registration Statement).